EXHIBIT 32
SECTION 1350 CERTIFICATIONS
To my knowledge, this Report on Form 10-Q for the period ended September 30, 2015 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of State Street Corporation.

Date:	November 6, 2015	By:	/s/ JOSEPH L. HOOLEY
Joseph L. Hooley,
Chairman and Chief Executive Officer

Date:	November 6, 2015	By:	/s/ MICHAEL W. BELL
Michael W. Bell,
Executive Vice President and Chief Financial Officer